As filed with the Securities and Exchange Commission on March 14, 2025

Investment Company Act Registration No. 811-22538

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 129

(Check appropriate box or boxes)

ADVISERS INVESTMENT TRUST

(Exact name of registrant as specified in charter)

50 S. LaSalle Street

Chicago, Illinois 60603

(Address of principal executive offices) (Zip code)

Registrant’s Telephone Number, including Area Code: 866-638-5859

Barbara J. Nelligan

50 S. LaSalle Street

Chicago, Illinois 60603

With copy to:

Michael V. Wible

Thompson Hine LLP

41 South High Street, Suite 1700

Columbus, OH 43215-6101

EXPLANATORY NOTE

This Amendment No. 129 to the Registration Statement on Form N-1A incorporates herein Part A and Part B as filed in Post-Effective Amendment No. 128 of the Registrant on January 24, 2025 (Accession No. 0001193125-25-012327) (“Amendment No. 128”) and is being filed to amend and supplement Amendment No. 128.

This Amendment No. 129 has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”), with respect to shares of beneficial interest in its NTAM Treasury Assets Fund. Shares of beneficial interest in this Fund are not registered under the Securities Act of 1933 (the “1933 Act”), in accordance with Regulation D under the 1933 Act, as amended. This Amendment No. 129 is not offering to sell, or soliciting any offer to buy, any security to the public within the meaning of the 1933 Act.

The audited financial statements and the report of the independent registered public accounting firm of the Portfolio for the fiscal year ended September 30, 2024 (as filed on December 6, 2024 (Accession No. 0000898430-24-001403)) contained in the Annual Financial Statements and Additional Information of the Portfolio, are incorporated herein by reference.

NTAM TREASURY ASSETS FUND

A SERIES OF ADVISERS INVESTMENT TRUST

Supplement dated March 14, 2025

to the Statement of Additional Information dated January 28, 2025

The information appearing under the heading “Investment Restrictions – Non-Fundamental” on page 10 of the Statement of Additional Information is deleted in its entirety. The information below, which replaces the deleted information, is added to the end of the section “Investment Restrictions – Fundamental Investment Limitations.”

“The Fund intends to diversify its investments in accordance with current SEC regulations. Investments in securities (excluding cash, cash items, certain repurchase agreements, U.S. government securities and securities of other investment companies that are money market funds) will be limited to: (1) not more than 5% of the value of the Fund’s total assets at the time of purchase of any single issuer (and certain affiliates of that issuer), except that 25% of the value of the total assets of the Fund may be invested in the securities of any one issuer for a period of up to three Business Days; and (2) not more than 10% of the value of the Fund’s total assets at the time of purchase in the securities subject to demand features or guarantees from an institution. Subject to certain exceptions, immediately after the acquisition of any demand features or guarantees (i.e., generally, the right to sell the security at a price equal to its approximate amortized cost (for a demand feature) or principal amount (for a guarantee) plus accrued interest), no more than 10% of the Fund’s total assets may be invested in securities issued by or subject to demand features or guarantees issued by the same issuer. Certain affiliated issuers will be treated as a single issuer for purposes of these requirements. Rule 2a-7 does not reference credit ratings but requires money market funds to purchase securities that have a remaining maturity of no more than 397 calendar days (unless otherwise permitted under Rule 2a-7) and (i) which have been determined by a money market fund’s Board of Trustees (or the fund’s investment adviser, if the Board of Trustees delegates such power to the adviser) to present minimal credit risks to the fund; or (ii) are issued by other investment companies that are money market funds; or (iii) are U.S. government securities. NTI considers several factors, including the capacity of each security’s issuer or guarantor to meet its financial obligations.”

Effective March 6, 2025, the Board of Trustees of Advisers Investment Trust (the “Trust”) elected Rodney L. Ruehle as Chief Compliance Officer and AML Officer of the Trust. The information with respect to the Chief Compliance Officer and AML Officer in the table listing each Officer of the Trust on page 12 of the Statement of Additional Information is deleted in its entirety and replaced with the following:

Name, Address and Year of Birth[1]	Position(s) Held with the Trust	Term of Office/ Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in the Trust Overseen by Trustee	Other Directorships Held by Trustee During Past 5 Years
Rodney L. Ruehle Year of Birth: 1968	Chief Compliance Officer and AML Officer	Indefinite/ March 2025 to present	Director, ACA Group, 2024 to present; Senior Principal Consultant, ACA Group, 2022 to 2024; Director, Foreside Fund Officer Services, LLC (formerly Foreside Compliance Services, LLC) (financial services), 2016 to 2022.	N/A	N/A

[1]	The mailing address of Mr. Ruehle is 3 Canal Plaza, Suite 100, Portland, ME 04101.

This Supplement and the Statement of Additional Information should be retained for future reference.

PART C

OTHER INFORMATION

Item 28. Exhibits.

(a)	Articles of Incorporation.

	(i)	Certificate of Conversion, which was filed as an Exhibit to Registrant’s Post-Effective Amendment No. 58 dated August 7, 2017, is hereby incorporated by reference.

	(ii)	Fifth Amended and Restated Agreement and Declaration of Trust dated March 9, 2023, which was filed as an Exhibit to Registrant’s Amendment No. 122 dated January 25, 2024 is incorporated by reference.

(b)	By-Laws.

	(i)	Registrant’s Second Amended By-Laws dated June 21, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2018, is hereby incorporated by reference.

	(ii)	Amendment to Registrant’s Second Amended By-Laws dated December 14, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

(c)	Instruments Defining Rights of Security Holder. None other than in the Declaration of Trust and By-Laws of the Registrant.

(d)	Investment Advisory Contracts.

	(i)	Investment Advisory Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc. and Northern Trust Investments, Inc. dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(e)	Underwriting Contracts.

	(i)	Placement Agent Agreement between Registrant, on behalf of the NTAM Treasury Assets Fund, and Foreside Financial Services, LLC dated March 20, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(ii)	Novation of Placement Agent Agreement between the Registrant, on behalf of the NTAM Treasury Assets Fund and Foreside Financial Services, LLC Services, LLC, which was filed as an Exhibit to Registrant’s Amendment No. 109 filed on January 27, 2022, is hereby incorporated by reference.

(f)	Bonus or Profit Sharing Contracts. None.

(g)	Custodian Agreements.

	(i)	Custody Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(ii)	Amendment to Custody Agreement dated December 12, 2019 which was filed as an Exhibit to Registrant’s Amendment No. 87 dated January 24, 2020, is hereby incorporated by reference.

(h)	Other Material Contracts.

	(i)	Transfer Agency and Service Agreement between the Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(ii)	Amendment to Transfer Agency and Service Agreement dated December 14, 2022, which was filed as an Exhibit to Registrant’s Amendment No. 114 dated January 26, 2023, is hereby incorporated by reference.

	(iii)	Amended and Restated Transfer Agency and Service Agreement between the Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated June 5, 2024, is hereby incorporated by reference.

	(iv)	Fund Administration and Accounting Services Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and The Northern Trust Company dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(v)	Amendment to Fund Administration and Accounting Services Agreement dated September 20, 2018 which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

	(vi)	Amendment to Fund Administration and Accounting Services Agreement dated March 7, 2024, which was filed as an Exhibit to Registrant’s Post-Effective Amendment No. 124 dated June 7, 2024, is hereby incorporated by reference.

	(vii)	Amended and Restated Services Agreement for Trust and Regulatory Governance between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and Foreside Fund Officer Services, LLC dated September 20, 2018 which was filed as an Exhibit to Registrant’s Amendment No. 79 dated January 25, 2019, is hereby incorporated by reference.

	(viii)	Expense Limitation Agreement between Registrant, on behalf of the series managed by Northern Trust Investments, Inc., and Northern Trust Investments, Inc., on behalf of the NTAM Treasury Assets Fund dated March 7, 2018, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(ix)	First Amendment to Expense Limitation Agreement dated June 11, 2020 which was filed as an Exhibit to Registrant’s Amendment No. 101 dated January 27, 2021, is hereby incorporated by reference.

(i)	Legal Opinion.

	(i)	Legal Opinion of Thompson Hine LLP, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

	(ii)	Legal Consent is hereby incorporated by reference.

(j)	Other Opinions. Not required.

(k)	Omitted Financial Statements. Not required.

(l)	Initial Capital Agreements.

	(i)	Purchase Agreement for shares of the NTAM Treasury Assets Fund, which was filed as an Exhibit to Registrant’s Amendment No. 72 dated March 22, 2018, is hereby incorporated by reference.

(m)	Rule 12b-1 Plan. None.

(n)	Rule 18f-3 Plan. None.

(o)	Reserved.

(p)	Codes of Ethics.

	(i)	Code of Ethics of the Registrant. Registrant’s Amended Code of Ethics dated June 10, 2014, which was filed as an Exhibit to Registrant’s Post-Effective Amendment No. 22, dated August 11, 2014, and is hereby incorporated by reference.

	(ii)	Code of Ethics of the Adviser. Northern Trust Investments, Inc. Code of Ethics dated January 2, 2025, is hereby incorporated by reference.

(q)	Powers of Attorney for D’Ray Moore, Robert Gordon, and Steven R. Sutermeister, are hereby incorporated by reference.

Item 29. Persons Controlled by or Under Common Control with the Fund None.

Item 30. Indemnification

Reference is made to Article VII of the Registrant’s Agreement and Declaration of Trust. The application of these provisions is limited by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue. The Registrant may maintain a standard mutual fund and investment advisory professional and directors and officers’ liability policy. The policy, if maintained, would provide coverage to the Registrant, its Trustees and officers, and could cover its advisers, among others. Coverage under the policy would include losses by reason of any act, error, omission, misstatement, misleading statement, neglect or breach of duty.

Item 31. Business and Other Connections of the Investment Adviser

Northern Trust Investments, Inc. (“NTI”), an indirect subsidiary of Northern Trust Corporation (“TNTC”), serves as investment adviser of the Fund. NTI is located at 50 S. LaSalle Street, Chicago, Illinois 60603. NTI is an Illinois State Banking Corporation and an investment adviser registered under the Investment Advisers Act of 1940, as amended. NTI primarily manages assets for institutional and individual separately managed accounts, investment companies and bank common and collective funds. Northern Trust Corporation is regulated by the Board of Governors of the Federal Reserve System as a financial holding company under the U.S. Bank Holding Company Act of 1956, as amended. Set forth below is a list of officers and directors of NTI, together with information as to any other business, profession, vocation or employment of a substantial nature engaged in by such officers and directors during the past two years.

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company

Carberry, Craig R. Senior Vice President, Chief Legal Officer, Senior Trust Officer and Secretary	The Northern Trust Company Northern Trust Securities, Inc. Northern Institutional Funds Northern Funds	Deputy General Counsel and Senior Vice President Chief Legal Officer and Secretary Chief Legal Officer Chief Legal Officer

Caron, Judy A. Assistant Trust Officer, and Assistant Secretary	None	None

Carroll, Stephen E. Chief Financial Officer, Sr. Vice President, Treasurer & Cashier	The Northern Trust Company	Senior Vice President

Chappell, Darlene Anti-Money Laundering Compliance Officer and Vice President	50 South Capital Advisors, LLC Northern Trust Securities, Inc. Northern Institutional Funds Northern Funds	AML Compliance Officer AML Compliance Officer AML Compliance Officer AML Compliance Officer

Del Real, Jose J. Assistant Secretary	The Northern Trust Company Northern Trust Corporation Northern Institutional Funds Northern Funds	Assistant General Counsel and Senior Vice President Assistant General Counsel Secretary Secretary

Delp, Lyenda Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Feeney, Angelica C. Assistant Secretary	None	None

Gamba, Daniel E. Director, Chairman, President, and Chief Executive Officer	Northern Trust Corporation The Northern Trust Company	Executive Vice President and President – Asset Management Executive Vice President and President – Asset Management

Hawkins, Sheri B. Director and Executive Vice President	The Northern Trust Company	Executive Vice President

Joshi, Kaushal Chief Information Officer and Sr. Vice President	The Northern Trust Company	Senior Vice President

Kar, Paulami Director, Global Head of Product and Executive Vice President	The Northern Trust Company Northern Institutional Funds Northern Funds	Executive Vice President Trustee Trustee

Name and Position with Investment Adviser (NTI)	Name of Other Company	Position with Other Company
Kumar, Archana Director, Chief Operating Officer and Executive Vice President	The Northern Trust Company	Executive Vice President
Manioudakis, Angelo Director, Chief Investment Officer and Executive Vice President	The Northern Trust Company	Executive Vice President
McInerney, Joseph W. Chief Risk Officer and Sr. Vice President	The Northern Trust Company	Senior Vice President
Teufel, Maya G. Chief Compliance Officer and Sr. Vice President	None	None
Zielinski, Kimberly Assistant Secretary	The Northern Trust Company	Assistant General Counsel and Senior Vice President

Item 32. Principal Underwriters

(a) Foreside Financial Services, LLC (f/k/a/ BHIL Distributors, LLC) , a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), (the “Placement Agent ”) serves as principal underwriter for the following investment companies registered under the Investment Company Act of 1940, as amended:

1.	13D Activist Fund, Series of Northern Lights Fund Trust
2.	2nd Vote Funds
3.	AAMA Equity Fund, Series of Asset Management Fund
4.	AAMA Income Fund, Series of Asset Management Fund
5.	Advisers Investment Trust
6.	AG Twin Brook Capital Income Fund
7.	AltShares Trust
8.	American Beacon AHL Trend ETF, Series of American Beacon Select Funds
9.	American Beacon GLG Natural Resources ETF, American Beacon Select Funds
10.	Aristotle Funds Series Trust
11.	Boston Trust Walden Funds (f/k/a The Boston Trust & Walden Funds)
12.	Bow River Capital Evergreen Fund
13.	Connetic Venture Capital Access Fund
14.	Constitution Capital Access Fund, LLC
15.	Datum One Series Trust
16.	Diamond Hill Funds
17.	Diamond Hill Securitized Credit Fund
18.	Driehaus Mutual Funds
19.	FMI Funds, Inc.
20.	Impax Funds Series Trust I (f/k/a Pax World Funds Series Trust I)
21.	Impax Funds Series Trust III (f/k/a Pax World Funds Series Trust III)
22.	Inspire 100 ETF, Series of Northern Lights Fund Trust IV
23.	Inspire 500 ETF, Series of Northern Lights Fund Trust IV
24.	Inspire Corporate Bond ETF, Series of Northern Lights Fund Trust IV
25.	Inspire Fidelis Multi Factor ETF, Series of Northern Lights Fund Trust IV
26.	Inspire Global Hope ETF, Series of Northern Lights Fund Trust IV
27.	Inspire International ETF, Series of Northern Lights Fund Trust IV
28.	Inspire Momentum ETF, Series of Northern Lights Fund Trust IV
29.	Inspire Small/Mid Cap ETF, Series of Northern Lights Fund Trust IV
30.	Inspire Tactical Balanced ETF, Series of the Northern Lights Fund Trust IV
31.	Macquarie Energy Transition ETF, Series of Macquarie ETF Trust
32.	Macquarie Focused Emerging Markets Equity ETF, Series of Macquarie ETF Trust
33.	Macquarie Focused Large Growth ETF, Series of Macquarie ETF Trust
34.	Macquarie Global Listed Infrastructure ETF, Series of Macquarie ETF Trust
35.	Macquarie Tax-Free USA Short Term ETF, Series of Macquarie ETF Trust

36.	Meketa Infrastructure Fund
37.	Nomura Alternative Income Fund
38.	PPM Funds
39.	Praxis Mutual Funds
40.	Primark Meketa Private Equity Investments Fund
41.	SA Funds – Investment Trust
42.	Sequoia Fund, Inc.
43.	Simplify Exchange Traded Funds
44.	Siren ETF Trust
45.	Stone Ridge 2035 Term Income ETF, Series of Stone Ridge Trust
46.	Stone Ridge 2040 Term Income ETF, Series of Stone Ridge Trust
47.	Stone Ridge 2045 Term Income ETF, Series of Stone Ridge Trust
48.	Stone Ridge 2048 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
49.	Stone Ridge 2048 Longevity Income ETF, Series of Stone Ridge Trust
50.	Stone Ridge 2049 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
51.	Stone Ridge 2049 Longevity Income ETF, Series of Stone Ridge Trust
52.	Stone Ridge 2050 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
53.	Stone Ridge 2050 Longevity Income ETF, Series of Stone Ridge Trust
54.	Stone Ridge 2051 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
55.	Stone Ridge 2051 Longevity Income ETF, Series of Stone Ridge Trust
56.	Stone Ridge 2052 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
57.	Stone Ridge 2052 Longevity Income ETF, Series of Stone Ridge Trust
58.	Stone Ridge 2053 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
59.	Stone Ridge 2053 Longevity Income ETF, Series of Stone Ridge Trust
60.	Stone Ridge 2054 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
61.	Stone Ridge 2054 Longevity Income ETF, Series of Stone Ridge Trust
62.	Stone Ridge 2055 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
63.	Stone Ridge 2055 Longevity Income ETF, Series of Stone Ridge Trust
64.	Stone Ridge 2056 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
65.	Stone Ridge 2056 Longevity Income ETF, Series of Stone Ridge Trust
66.	Stone Ridge 2057 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
67.	Stone Ridge 2057 Longevity Income ETF, Series of Stone Ridge Trust
68.	Stone Ridge 2058 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
69.	Stone Ridge 2058 Longevity Income ETF, Series of Stone Ridge Trust
70.	Stone Ridge 2059 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
71.	Stone Ridge 2059 Longevity Income ETF, Series of Stone Ridge Trust
72.	Stone Ridge 2060 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
73.	Stone Ridge 2060 Longevity Income ETF, Series of Stone Ridge Trust
74.	Stone Ridge 2061 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
75.	Stone Ridge 2061 Longevity Income ETF, Series of Stone Ridge Trust
76.	Stone Ridge 2062 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
77.	Stone Ridge 2062 Longevity Income ETF, Series of Stone Ridge Trust
78.	Stone Ridge 2063 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
79.	Stone Ridge 2063 Longevity Income ETF, Series of Stone Ridge Trust
80.	Stone Ridge 2064 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
81.	Stone Ridge 2064 Longevity Income ETF, Series of Stone Ridge Trust
82.	Stone Ridge 2065 Inflation-Protected Longevity Income ETF, Series of Stone Ridge Trust
83.	Stone Ridge 2065 Longevity Income ETF, Series of Stone Ridge Trust
84.	Stone Ridge Alternative Lending Risk Premium Fund, Series of Stone Ridge Trust V
85.	Stone Ridge Art Risk Premium Fund, Series of Stone Ridge Trust VIII
86.	Stone Ridge Post-Event Reinsurance Fund, Series of Stone Ridge Trust IV
87.	Stone Ridge Reinsurance Risk Premium Interval Fund, Series of Stone Ridge Trust II
88.	Tactical Dividend and Momentum Fund, Series of Two Roads Shared Trust
89.	TCW ETF Trust
90.	Zacks Trust

(b) The following are the Officers and Manager of the Placement Agent. The Placement Agent’s main business address is Three Canal Plaza, Suite 100, Portland, Maine 04101.

Name	Address	Position with Underwriter	Position with Registrant
Teresa Cowan	Three Canal Plaza, Suite 100, Portland, ME 04101	President/Manager	None

Chris Lanza Kate Macchia	Three Canal Plaza, Suite 100, Portland, ME 04101 Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President Vice President	None None

Jennifer A. Brunner	Three Canal Plaza, Suite 100, Portland, ME 04101	Vice President and Chief Compliance Officer	None

Kelly B. Whetstone Susan L. LaFond	Three Canal Plaza, Suite 100, Portland, ME 04101 Three Canal Plaza, Suite 100, Portland, ME 04101	Secretary Treasurer	None None

Weston Sommers	Three Canal Plaza, Suite 100, Portland, ME 04101	Financial and Operations Principal and Chief Financial Officer	None

(c) Not applicable.

Item 33. Location of Accounts and Records

Accounts, books, and other documents required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the physical possession of TNTC and NTI, each located at 50 S. LaSalle St., Chicago, IL 60603. Records for Foreside Financial Services, LLC, a wholly owned subsidiary of Foreside Financial Group, LLC (d/b/a ACA Group), as placement agent, are located at 3 Canal Plaza, Suite 100, Portland, Maine 04101.

Item 34. Management Services Not applicable.

Item 35. Undertakings Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Amendment No. 129 to its registration statement to be signed on its behalf by the undersigned, duly authorized, in the City of Chicago and State of Illinois on the 14th day of March, 2025.

Advisers Investment Trust

By:	/s/ Barbara J. Nelligan
Barbara J. Nelligan, President